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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-56961 and No. 333-70137) of Brigham Exploration Company of our report dated March 30, 1999 which appears on page F1-2 of this Form 10-KA of Brigham Exploration Company. We also consent to the incorporation by reference of our report on the financial statements of Brigham Oil & Gas LP; Brigham Holdings I, LLC; Brigham Holdings II, LLC and Brigham Inc. which appears on page F2-1 of this Form 10-KA.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
April 14, 1999